 Exhibit (a)(1)(F)
AMENDED AND RESTATED RETAIL PROCESSING DEALER FORM
WITH RESPECT TO
THE AMENDED AND RESTATED OFFER TO PURCHASE 3,300,000 SHARES OF
EACH OF MAIDEN HOLDINGS, LTD.’S
8.250%
NON-CUMULATIVE PREFERENCE SHARES, SERIES A OF MAIDEN HOLDINGS, LTD.
(CUSIP NO. G5753U120 / ISIN BMG5753U1201),
7.125%
NON-CUMULATIVE PREFERENCE SHARES, SERIES C OF MAIDEN HOLDINGS, LTD.
(CUSIP NO. G5753U138 / ISIN BMG5753U1383)
AND
6.700%
NON-CUMULATIVE PREFERENCE SHARES, SERIES D OF MAIDEN HOLDINGS, LTD.
(CUSIP NO. G5753U146 / ISIN BMG5753U1466)
by
Maiden Reinsurance Ltd.
PURSUANT TO THE AMENDED AND RESTATED OFFER TO PURCHASE, DATED
NOVEMBER 20, 2020 (THE “OFFER TO PURCHASE”)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,
ON DECEMBER 22, 2020, UNLESS MAIDEN REINSURANCE LTD. EXTENDS OR EARLIER
TERMINATES THE OFFER (SUCH TIME AND DATE, AS IT MAY BE EXTENDED WITH RESPECT
TO THE OFFER, THE “EXPIRATION TIME”).
Please deliver this Retail Processing Dealer Form to:
Global Bondholder Services Corporation
By facsimile:
(For Eligible Institutions only):
(212) 430-3775/3779
Confirmation:
(212) 430-3774
By Email
contact@gbsc-usa.com
THIS RETAIL PROCESSING DEALER FORM MUST BE DELIVERED TO GLOBAL BONDHOLDER SERVICES CORPORATION (THE “TENDER AGENT” AND “INFORMATION AGENT”) AT THE ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED. THIS RETAIL PROCESSING DEALER FORM IS ONLY TO BE SUBMITTED BY THE DTC PARTICIPANT THAT EFFECTED THE BOOK-ENTRY TRANSFER OF THE RELEVANT SECURITIES. IF YOU ARE ELIGIBLE TO RECEIVE A RETAIL PROCESSING FEE BUT ARE NOT A DTC DIRECT PARTICIPANT, YOU MUST CONTACT THE DTC DIRECT PARTICIPANT THROUGH WHICH THE RELEVANT TENDERS WERE MADE AND ARRANGE FOR THEM TO SUBMIT THIS RETAIL PROCESSING DEALER FORM.
Any questions regarding procedures related to this Retail Processing Dealer Form or requests for additional copies of the Offer to Purchase and the related Amended and Restated Letter of Transmittal (the “Letter of Transmittal”) should be directed to the Information Agent:

Global Bondholder Services Corporation
65 Broadway — Suite 404
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free (866)-794-2200
Email: contact@gbsc-usa.com
All capitalized terms used herein and not defined herein have the meaning ascribed to them in the Amended and Restated Offer to Purchase dated November 20, 2020 of Maiden Reinsurance Ltd. (the “Offer to Purchase”).
In order to be eligible to receive the Retail Processing Fee, a properly completed Retail Processing Dealer Form must be received by the Tender Agent prior to the Expiration Time. The Company will, in its sole discretion, determine whether a Retail Processing Dealer has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the Retail Processing Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders). Retail Processing Dealers should take care to ensure that proper records are kept to document their eligibility to receive any Retail Processing Fee. The Company and the Tender Agent reserve the right to request additional information from any person who submits the Retail Processing Dealer Form in order to validate any retail processing fee payment claims. Additionally, the Company reserves the right to (i) audit any Retail Processing Dealer to confirm bona fide submission of this form and (ii) withhold any amounts from any Retail Processing Fee that the Company is required to withhold and pay in order to comply with applicable tax laws and regulations.
DTC PARTICIPANT NUMBER:
Account No.	Number of Series A Preference Shares Tendered (CUSIP No. / ISIN No.: G5753U120 / BMG5753U1201)	VOI Ticket Number

Account No.	Number of Series C Preference Shares Tendered (CUSIP No. / ISIN No.: G5753U138 / BMG5753U1383)	VOI Ticket Number

Account No.	Number of Series D Preference Shares Tendered (CUSIP No. / ISIN No.: G5753U146 / BMG5753U1466)	VOI Ticket Number

Attach additional sheets, if necessary.
Prior to the Expiration Time (i) each Retail Processing Dealer that is a “United States person” within the meaning of Section 770 1(a)(3) of the Internal Revenue Code of 1986, as amended, should provide to the Tender Agent a properly completed and duly executed IRS Form W-9, and (ii) each Retail Processing Dealer that is not a “United States person” should provide to the Tender Agent a properly completed and duly executed applicable IRS Form W-8BEN-E or W-8ECI, as applicable. Each of the forms referenced in the preceding sentence can be found on the IRS website: www.irs.gov. Failure to timely provide the applicable form by any Retail Processing Dealer may result in amounts being withheld by the Company from the payment of the Retail Processing Fee payable to such Retail Processing Dealer.
The acceptance of compensation by such Retail Processing Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Offer; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Purchase; (c) it is (i) a bank or trust company legally authorized to receive such fee, (ii) a broker or dealer in securities, including the Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or (iii) a foreign broker or dealer not eligible for membership in the FINRA but which has agreed to conform to FINRA’s Rules of Fair Practice in making solicitations; (d) it has not requested nor been paid a Retail Processing Fee in respect of the Securities tendered for its own account; and (e) it has not and will not remit such fee, in whole or in part, to the relevant retail beneficial owner of the Securities tendered.
Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)
RETAIL PROCESSING FEE PAYMENT INSTRUCTIONS
WIRE TRANSFER INSTRUCTIONS
Name of Firm:

Bank Name:

Address:

ABA or Bank No.:

SWIFT Code:

Account Name:

Account No.:

Re:

The Dealer Manager for the Offer is:
BofA Securities
Attn: Liability Management
620 South Tryon Street, 20th Floor
Charlotte, North Carolina 28255
Collect: (980) 387-3907
Email: debt_advisory@bofa.com
The Tender Agent for the Offer is:
Global Bondholder Services Corporation
By facsimile:
(For Eligible Institutions only):
(212) 430-3775/3779
Confirmation:
(212) 430-3774
By Email
contact@gbsc-usa.com
Please contact the Dealer Manager with questions regarding the terms of the Offer at the contact information set forth above or the Information Agent with questions regarding how to tender and/or request additional copies of the Offer to Purchase, the Letter of Transmittal or other documents related to the Offer at the contact information set forth below. Holders of Securities also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer. Please contact the Tender Agent at the contact information set forth above to request documentation relating to the Offer.
The Information Agent for the Offer is:
Global Bondholder Services Corporation
65 Broadway — Suite 404
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free (866)-794-2200
Email: contact@gbsc-usa.com